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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               GLOBIX CORPORATION

                           (EFFECTIVE April 23, 2002)

                                    ARTICLE I

                                    General.

          Section 1.01 Interpretation; Governing Instruments. Terms used and not defined in these bylaws (these "Bylaws"), shall have the meanings set forth in, and shall be interpreted in accordance with, the Delaware General Corporation Law ("DGCL") and other applicable statutes and the certificate of incorporation (the "Certificate of Incorporation" and collectively with the DGCL, the "governing instruments") of Globix Corporation (the "Company"), as from time to time in effect. Whether or not so stated, these Bylaws are subject to such governing instruments, and in the event of any conflict or inconsistency the provisions of the governing instruments shall control.

          Section 1.02 Registered Office. The address of the Company's registered office in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

          Section 1.03 Other Offices; Business Activities. The Company may have such other offices and conduct its business activities at such other locations within or without the State of Delaware, as the board of directors (the "Board") determines.

                                   ARTICLE II

                                  Stockholders.

          Section 2.01 Annual Meeting. The annual stockholders meeting for the election of directors and the transaction of other business shall be held annually during the fifth full month following the end of the Company's fiscal year on such date and time as the Board may fix.

          Section 2.02 Special Meeting. Special stockholders meetings may be called by the Board or the chairman and shall be called by the chairman, the chief executive officer, the president, the executive vice president, any vice president or the secretary upon written request, stating the purpose(s) of the meeting. Only such business may be transacted at a special meeting as relates to the purpose(s) set forth in the notice of meeting.

          Section 2.03 Place of Meeting. Stockholders meetings shall be held at such place, within or without the State of Delaware, as may be fixed by the Board or, if not so fixed, at the registered office of the Company in the State of Delaware. Attendance at any meeting in person or by

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proxy shall constitute a waiver of notice, except when the person or proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 2.04 Notice of Meetings; Waiver. Written notice of each stockholders meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting date to each stockholder entitled to vote at the meeting at his address appearing on the record of stockholders or, if he shall have filed with the secretary a written request that notices be mailed to some other address, at such other address. Each notice shall state the place, date and time of the meeting and, unless an annual meeting, shall indicate that it is being issued by or at the direction of the person(s) calling the meeting. Notice of a special meeting shall also state the purpose(s) for which called. Notice of an adjourned meeting shall be unnecessary unless otherwise required by the governing instruments.

          Section 2.05 Quorum. Subject to the governing instruments, the holders of one-third of the shares entitled to vote shall constitute a quorum for the transaction of any business. When a specified item of business must be voted on by a class or series, voting as a class, however, the holders of a majority of the shares of such class or series shall constitute a quorum. Despite the absence of a quorum the stockholders present may by majority vote adjourn a meeting without further notice unless otherwise required by the governing instruments.

          Section 2.06 Voting; Proxies. Subject to the governing instruments:

               (a) Stockholders of record shall be entitled to one vote for each share held. Any corporate action other than the election of directors (as to which see Section 3.01 of these Bylaws) shall be authorized by a majority of the votes cast by holders entitled to vote.

               (b) Any stockholder may vote in person or by proxy signed by him or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from its date unless it otherwise provides.

          Section 2.07 Action Without Meeting. Subject to the governing instruments, any stockholder action may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 2.08 Nature of Business at Meetings of Stockholders.

               (a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.08 and on the record date for the determination of

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stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.08.

               (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

               (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

               (d) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

               (e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.08; provided, however, that,
                                                    --------  -------
once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.08 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE III

                                   Directors.

          Section 3.01 Authority; Number; Election; Qualification; Term. Subject to the governing instruments, the Company's business shall be managed under the direction of the Board which shall consist of seven (7) directors, or such other number, not less than two directors, as may be fixed from time to time by a majority vote of the shareholders or by a majority of the Board,

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provided that no decrease in the number of directors shall decrease the term of any incumbent director. The directors shall be elected at each annual stockholders meeting, shall be at least eighteen (18) years old, but need not be stockholders, and shall hold office until the next annual stockholders meeting and the election and qualification of their respective successors. Election of directors need not be by ballot.

          Section 3.02 Annual, Regular and Special Meetings; Place. The annual Board meeting for the election of officers and the transaction of other business shall be held without notice immediately following and at the same place as the annual stockholders meeting or, if a quorum is not present or the Board otherwise determines, as promptly as practicable thereafter. Regular Board meetings for the transaction of all business may be held without notice at such times and places as the Board determines. Special Board meetings may be called by the chairman of the Board, the chief executive officer or a majority of the directors. Except as provided above, Board meetings shall be held at such place, within or without the State of Delaware, as the Board determines or, if not so determined, at the principal office of the Company.

          Section 3.03 Notice of Meetings; Waiver, Adjournment. Notice of the time and place of each deferred annual and of each special Board meeting shall be given the directors by mail not less than three, or personally or by telephone, telegram or telegraph not less than one, day prior to the meeting. Notice of any meeting need not specify its purpose(s). Notice need not be given to any director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to him.

          Whether or not a quorum is present, a majority of the directors present may adjourn any meeting without notice to directors not present unless the meeting is adjourned for more than 48 hours.

          Section 3.04 Quorum; Actions by Board. Subject to the governing instruments:

               (a) Except as otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws, a majority of the entire Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at the taking of the vote, if a quorum is then present, shall be the act of the Board. Directors may either be present or vote by proxy.

               (b) Any action by the Board or any committee may be taken without a meeting if all directors or committee members consent in writing to the adoption of a resolution authorizing the action. The resolution and consent shall be filed with the Board or committee minutes.

               (c) Any one or more directors or committee members may participate in a Board or committee meeting by means of a conference telephone or other communications equipment allowing all persons participating to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 3.05 Resignation; Removal; Vacancies. Subject to the governing instruments:

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               (a) A director may resign at any time. Any or all directors may be removed at any time for or without cause by stockholder vote and for cause by the Board.

               (b) Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of directors, but excluding vacancies resulting from the removal of directors without cause may be filled by Board vote or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office. Vacancies occurring for any reason may also be filled by stockholders.

          Section 3.06 Compensation. Directors shall receive such compensation as the Board determines to be appropriate, and shall be reimbursed for reasonable expenses incurred in the performance of, their services to the Company as directors and in other capacities.

          Section 3.07 Committees. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee and any other committee it deems necessary or desirable to designate, each committee consisting of at least one director. Any committee designated by the Board shall serve solely at the discretion of the Board. The Board may adopt qualification criteria, such as financial expertise or independence, as requirements for membership on certain committees. The Board, but not any committee, may fill committee vacancies and may designate alternative qualified committee members to replace absent members at any committee meetings. The executive committee has the power and authority to act in place of the Board in all matters except amendment to the Certificate of Incorporation and except as restricted by the DGCL and the action of the Board. Other committees shall have such authority as the Board determines. The provisions of Sections 3.02, 3.03 and 3.04 of these Bylaws relating to the holding of meetings, notice, waiver, adjournment, quorum and Board action shall apply to committees unless the Board otherwise determines. The Board may adopt additional rules of procedure for any committee not inconsistent with these Bylaws or may delegate this authority to any committee.

          Section 3.08 Indemnification. The Company shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

          Section 3.09 Nomination of Directors.

               (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.09 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3.09.

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               (b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

               (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (i) not less than ninety (90) days nor more than one hundred and twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual
                         --------  -------
meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

               (d) To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

               (e) No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this
Section 3.09. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                   ARTICLE IV

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                          Executive and Other Officers.

          Section 4.01 Positions; Election; Term; Removal. The executive officers of the Company may include any one or more of the following: the chairman of the Board, a chief executive officer, the president, one or more executive vice presidents, one or more senior vice presidents, (each such executive or senior vice president with such designations and rankings as the Board may fix), the secretary, one or more assistant secretaries, the treasurer and one or more assistant treasurers, each of whom shall be elected or appointed annually by the Board. Officers other than the chairman need not be directors. Any two or more offices may be held by the same person except the offices of president and secretary. Officers shall serve at the Board's discretion until the next annual Board meeting and the election of their respective successors. The Board may at any time remove any officer with or without cause and may fill any vacancies among the officers however occurring.

          Section 4.02 Chief Executive Officer, Additional Powers and Duties of Officers.

               (a) Subject to the Board's overall authority, the chief executive officer shall have general control and supervision of the Company's business and affairs and such other powers and duties consistent with these Bylaws as are customarily possessed by corporate chief executive officers and as the Board assigns.

               (b) Subject to the Board's overall authority, each officer shall have such powers and duties in addition to those specifically provided in these Bylaws as are customarily possessed by like corporate officers holding the same position and as the Board or chief executive officer assigns. Such officers may, at the direction of the Board and/or the chief executive officer or in accordance with general delegations of authority or the respective resolutions of the Board, execute in the Company's name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Company, except in cases in which the signing or execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

          Section 4.03 Chairman of the Board. The chairman shall preside at all Board and stockholder meetings.

          Section 4.04 Chief Executive Officer. The chief executive officer shall be the Company's chief executive officer. He shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.

          Section 4.05 President. Subject to the direction of the chief executive officer, the president shall have such authority as may be delegated by the chief executive officer and/or the Board. Unless and until the Board otherwise determines, in the event of the absence or inability to act of the chief executive officer, or if there be no chief executive officer, the president shall have the powers and duties of the chief executive officer.

          Section 4.06 Executive and Senior Vice Presidents. Each executive vice president and senior vice president shall have such further title and such powers and duties as the Board and/or the chief executive officer, if so authorized by the Board, assigns. Unless and until the Board otherwise determines, in the event of the absence or inability to act of the president, or if there be no president, the ranking executive vice president or senior vice president shall have the powers

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and duties of the president.

          Section 4.07 Vice Presidents and other Subordinate Officers. The Board may also appoint, or may delegate to any executive officer the appointment of, one or more vice presidents and other subordinate and assistant officers with such titles and duties as the Board or such executive officer may determine. Such vice presidents and other subordinate and assistant officers shall not be executive officers unless so designated by the Board.

          Section 4.08 Secretary and Assistant Secretary. The secretary shall give all meeting and other required corporate notices except as otherwise provided in these Bylaws; shall attend and keep minutes of all Board and stockholder proceedings; shall have charge of and maintain the corporate stock books and records (unless the Company has a transfer agent or registrar) and such other corporate records as the Board directs; and shall keep the corporate seal and, when duly authorized, shall affix such seal to all necessary corporate instruments. The assistant secretary shall, in the absence or inability to act of the secretary, or if there be no secretary, have the powers and duties of the secretary.

          Section 4.09 Treasurer and Assistant Treasurer. Unless another officer or employee is so designated by the Board, the treasurer shall be the Company's chief financial officer, and, its chief accounting officer and shall have custody of its funds and securities and shall maintain its financial books and records. The treasurer (or such other designated officer or employee) shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chairman, the chief executive officer, the president and the Board, at its regular meetings, or when the Board so directs, an account of all his transactions as treasurer and of the financial condition of the Company.

          Section 4.10 Compensation. The Board shall fix the compensation, if any, of all officers who are directors and may fix, or delegate to the chief executive officer authority to fix, the compensation of other officers.

                                    ARTICLE V

                              Shares and Transfer.

          Section 5.01 Certificates. Shares of the Company shall be represented by certificates in such form consistent with the governing instruments as the Board approves, shall be signed by the chairman, president or any vice president and the secretary or treasurer, or any assistant secretary or assistant treasurer, and shall be sealed with the corporate seal or its facsimile. Officers' signatures may be facsimiles if the certificate is signed by a transfer agent or registered by a registrar other than the Company or its employee. Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer. If the Company is authorized to issue shares of more than one class, certificates shall contain the statements required by statute.

          Section 5.02 Transfer Agents; Registrars. The Board may appoint one or more transfer agents and/or registrars, the duties of which may be combined and prescribe their duties.

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          Section 5.03 Transfers; Lost Certificates. Subject to the governing instruments and compliance with such additional requirements as the Board may establish:

               (a) Shares shall be transferable only on the Company's books by the holders or their duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed.

               (b) Replacements for certificates alleged to have been lost or destroyed may be issued upon delivery of such proof of loss and/or bond with or without surety, or other security, sufficient to indemnify the Company as the Board determines.

          Section 5.04 Record Date.

               (a) The Board may fix in advance a record date for the determination of stockholders entitled to notice of or to vote at any stockholders meeting, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive any dividend, distribution or allotment of rights, or for the purpose of any other action. The record date shall not be more than sixty nor less than ten days prior to the meeting date nor more than sixty days prior to any other action.

               (b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Company. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                                   ARTICLE VI

                                 Miscellaneous.

          Section 6.01 Seal. The corporate seal shall be in such form as the Board may

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approve.

          Section 6.02 Fiscal Year. The Board may establish and change the Company's fiscal year. Until the Board acts, the fiscal year shall end on September 30 in each year.

          Section 6.03 Shares in Other Companies. Shares in other corporations held by the Company may be represented and voted by the chief executive officer or any person designated by him unless the Board otherwise directs.

          Section 6.04 Bylaws Amendments; Stockholder Agreements. Subject to the governing instruments:

               (a) Bylaws may be adopted, amended or repealed either by the stockholders at the time entitled to vote in the election of directors or by the Board (provided that any change by the Board in the number of directors requires the vote of a majority of the members Board). Any Bylaw adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon. If the Board adopts, amends or repeals any Bylaw regulating an impending election of directors, the notice of the next stockholders meeting for the election of directors shall set forth such Bylaw and a concise statement of the changes made.

               (b) Any written agreement among all of the stockholders of the Company holding votes sufficient to modify, amend or repeal any Bylaw, whether expressly or by interpretation or implication and whether or not the Company is a party thereto, shall be given full force and effect in accordance with its terms as a stockholders amendment under subsection 6.04(a) above provided a copy of such written agreement is delivered to the Company and that prompt notice of any such modification, amendment or repeal effected by any such written agreement to which fewer than all the stockholders of the Company are party is given to those stockholders who are not party thereto.

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